United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

October 15, 2010

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 15, 2010, the Executive Compensation Committee (“Committee”) of the Board of Directors of Deltic Timber Corporation acted to effect a change-in-control agreement with Jim F. Andrews, Jr. who will, effective October 15, 2010, become a direct report to the Company’s CEO by virtue of Mr. Andrews’ election as a Vice President and as the General Counsel and Secretary of the Company. The form in change-of-control agreement made by the Committee is identical to those entered with other CEO direct reports. A copy of this form was filed as Exhibit 10.18 to the 8-K of the Company filed October 24, 2006 and is incorporated by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2010, the Board of Directors of Deltic Timber Corporation elected Jim F. Andrews, Jr. to the offices of Vice President of Law, Land, and Safety, General Counsel, and Secretary of the Company. Mr. Andrews, 46, has served as in house legal counsel for the Company since July 2, 2001. Mr. Andrews holds a B.B.A. degree with a major in industrial management from Southern Arkansas University, an M.BA. degree from Baylor University, a J.D. degree from Southern Methodist University, and is a licensed attorney in the states of Arkansas and Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/S/ RAY C. DILLON
Ray C. Dillon, President and CEO

Date: October 15, 2010